UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2014

_________________________

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

_________________________

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2014 annual meeting of shareholders was held on March 12, 2014. As of the record date for the meeting, the Company had 10,867,799 of common stock outstanding, each of which is entitled to one vote. According to the final voting results, all director nominees were elected.

The voting tabulation was as follows:

Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Vote
Peter W. Brown, M.D.	7,841,120	199,069	-	1,776,485
Kristina Cashman	7,834,506	205,687	-	1,776,481
Paul Fulton	7,818,441	221,748	-	1,776,485
Howard H. Haworth	7,823,459	216,730	-	1,776,485
George W. Henderson, III	7,832,424	207,765	-	1,776,485
J. Walter McDowell	7,845,772	194,417	-	1,776,485
Dale C. Pond	7,843,050	197,139	-	1,776,485
Robert H. Spilman, Jr.	7,844,504	195,685	-	1,776,485
William C. Wampler, Jr.	7,651,858	388,331	-	1,776,485
William C. Warden, Jr.	7,831,713	208,476	-	1,776,485

At the annual meeting, the shareholders also voted on two proposals:

1.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Ratification of Ernst & Young LLP	9,631,361	162,311	23,002	-

2.	To consider and act on an advisory vote regarding the approval of the compensation paid to certain executive officers.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Approval of officer compensation	7,463,719	154,234	422,234	1,776,487

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: March 18, 2014	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Senior President - Chief Financial Officer